UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2021
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Veeva Systems Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01.    Regulation FD Disclosure.

Veeva Recommends Rejection of TRC Capital's "Mini Tender" Offer

On February 5, 2021, Veeva Systems Inc. ("Veeva”) announced that it has been notified of an unsolicited “mini-tender” offer by TRC Capital Investment Corporation to purchase up to 500,000 shares, or approximately 0.33% of outstanding shares, of Veeva’s common stock at $275.75 per share, which was approximately 4.48% below the closing stock price of Veeva’s common stock on January 22, 2021, the last trading day prior to the date of TRC Capital’s mini-tender offer, and approximately 4.91% percent below the closing share price of Veeva common stock on February 4, 2021 ($290.00), the day prior to this report.

Veeva does not endorse TRC Capital's offer and recommends that Veeva stockholders reject the offer and not tender their shares in response to TRC Capital's unsolicited mini-tender offer. This mini-tender offer is at a price below the market price for Veeva shares (as of today's date) and is subject to numerous conditions, including TRC Capital's ability to obtain financing. Veeva is not associated in any way with TRC Capital, its mini-tender offer, or the offer documentation.

TRC Capital has made similar, unsolicited mini-tender offers for shares of other publicly traded companies. Mini-tender offers are designed to seek to acquire less than 5% of a company's outstanding shares, thereby avoiding many disclosure and procedural requirements of the Securities and Exchange Commission (the "SEC") that apply to tender offers for more than 5% of a company's outstanding shares. As a result, mini-tender offers do not provide investors with the same level of protections as provided by larger tender offers under U.S. securities laws.

The SEC's guidance to investors on mini-tender offers is available at www.sec.gov/investor/pubs/minitend.htm. This alert advises that mini-tender offers "have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices."

Like TRC Capital's other offers, this one puts individual investors at risk because they may not realize they are selling their shares at a discount. Veeva urges investors to obtain current market quotations for their shares, review the conditions to the offer, consult with their broker or financial adviser, and to exercise caution with respect to TRC Capital's mini-tender offer.

Veeva recommends that stockholders who have not responded to TRC's offer take no action. Veeva stockholders who have already tendered are advised that they may withdraw their shares by providing the written notice described in the TRC Capital offering documents prior to the expiration of the offer, which is currently scheduled at 12:01 a.m., New York City time on Wednesday, February 24, 2021.

Veeva encourages brokers and dealers, as well as other market participants, to review the SEC's letter regarding broker-dealer mini-tender offer dissemination and disclosures at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and the NASD Notice to Members 99-53 issued in July 1999, regarding guidance to members forwarding mini-tender offers to their customers, which can be found at http://www.finra.org/web/groups/industry/@ip/@reg/@notice/documents/notices/p004221.pdf.

Veeva requests that a copy of this report be included with all distributions of materials relating to TRC Capital's offer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: February 4, 2021